Exhibit 99.1

CHARLOTTE, N.C., May 20, 2015 /PRNewswire/ -- Campus Crest Communities, Inc. (NYSE: CCG) (the "Company" or "Campus Crest"), an owner and manager of high-quality student housing properties, today provided an update on its current 2015/2016 academic year pre-leasing results. The following table highlights the leasing status as of May 18, 2015:

Pre-leasing Update
			Pre-leasing as of May 18,
	Properties	Beds	AY '14/'15	AY '15/'16	Change

Same Store Properties by Occupancy

Tier 1 (98%+)	35	16,531	87.0%	84.4%	(2.6%)
Tier 2 (95% to 97.9%)	7	4,080	78.9%	64.7%	(14.2%)
Tier 3 (90% to 94.9%)	7	3,776	65.8%	73.4%	7.6%
Tier 4 (Below 90%)	22	12,143	59.5%	60.9%	1.4%
Total Same Store Properties	71	36,530	74.8%	73.3%	(1.5%)

Same Store Properties By Ownership

Wholly Owned	32	17,476	73.9%	71.5%	(2.4%)
Joint Venture	6	3,532	59.1%	60.9%	1.8%
Copper Beech	33	15,522	79.3%	78.1%	(1.2%)
Total Same Store Properties	71	36,530	74.8%	73.3%	(1.5%)

2014 Deliveries By Type

Grove & Copper Beech	7	4,339	48.3%	66.0%	17.7%
evo Philadelphia	1	850	24.5%	89.5%	65.0%
evo Montreal	2	2,223	1.3%	14.6%	13.3%
Total 2014 Deliveries	10	7,412	31.5%	53.3%	21.8%

2014 Deliveries By Ownership

Wholly Owned	5	3,099	50.7%	71.7%	21.0%
Joint Venture	5	4,313	17.6%	40.1%	22.5%
Total 2014 Deliveries	10	7,412	31.5%	53.3%	21.8%

Total Portfolio By Ownership

Wholly Owned	37	20,575	70.4%	71.5%	1.1%
Copper Beech	33	15,522	79.3%	78.1%	(1.2%)
Joint Venture	11	7,845	36.3%	49.4%	13.1%
Total Portfolio	81	43,942	67.5%	69.9%	2.4%

"Pre-leasing for the Company's total portfolio for the 2015/2016 academic year is up by approximately 240 basis points, driven by strong growth from the 2014 new deliveries, while the Company's same store portfolio pre-leasing currently trails prior year's results," noted Aaron Halfacre, President and Chief Investment Officer. "We have positive momentum as the majority of our portfolio is trending above last year's results, however, we are experiencing difficulties in select markets. Specifically, Statesboro, GA and Mt. Pleasant, MI are experiencing negative leasing velocity following increased market supply; Grand Forks, ND will likely lease materially below the current academic year following a construction-delayed 2014 opening and management turnover; and, Copper Beech at Columbia, SC is expected to finish materially behind last academic year's results as it continues to recover from the negative impact stemming from an isolated crime that occurred on the property last November. Excluding these select markets, total portfolio and same store pre-leasing results would be up approximately 550 and 110 basis points, respectively. I commend our student housing team for avoiding distractions and focusing on execution during this critical time."

"Overall, we expect to achieve between 75 and 100 basis points of year-over-year rate improvement for the 2015/2016 academic year. In addition, ongoing initiatives to improve our tenant profile and strengthen collections have proven successful as 2014/2015 bad debt expense is at or below the Company's 2.5% budgeted levels and, accordingly, we do not currently anticipate bad debt write-offs related to the 2014/2015 academic year," concluded Mr. Halfacre.

Timing of First Quarter 10-Q Filing

As previously disclosed in its Form 12b-25 filing with the Securities and Exchange Commission ("SEC"), Campus Crest is unable to timely file its first quarter 2015 Quarterly Report on Form 10-Q primarily due to the complexity of consolidating the Copper Beech operations that were acquired during the first quarter. Campus Crest expects to file its Quarterly Report on Form 10-Q as quickly as practicable, but will not meet the previously communicated target date of May 29, 2015 for an earnings release. Due to the delayed filing, the Company also noted that it is in a quiet period and, as a result, will not be attending NAREIT's REITWEEK 2015® Conference.

Campus Crest has informed the New York Stock Exchange (the "NYSE") of the filing delay. The NYSE has provided formal notification to the Company that it is not currently in compliance with the NYSE's continued listing requirements under the timely filing criteria set forth in Section 802.01E of the NYSE Listed Company Manual, which are routinely issued by the NYSE in situations when there are late filings with the SEC.

If Campus Crest does not file its Quarterly Report on Form 10-Q by 2:30 pm Eastern Time on May 22, 2015, its common stock, which is listed on the NYSE under the symbol "CCG," will be assigned an "LF" indicator to signify late filing status. Under NYSE rules, the Company has six months from May 18, 2015, subject to ongoing evaluation, to file its Quarterly Report on Form 10-Q. Campus Crest can regain compliance with the NYSE listing standards at any time during this six-month period once it files its Form 10-Q with the SEC. If it fails to file its Quarterly Report on Form 10-Q within such six-month period, the NYSE may, in its sole discretion, allow Campus Crest's common stock to trade for up to an additional six months depending on specific circumstances as outlined in the NYSE rules. It is expected that the Company would need to submit an official request to the NYSE for the NYSE's consideration at the appropriate time.

While the Company is working diligently to complete its first quarter 2015 Quarterly Report on Form 10-Q and expects to complete the filing within the six months compliance period, no assurance can be given that the first quarter 2015 Quarterly Report on Form 10-Q will be filed within such period, or that the NYSE would allow the Company's securities to trade for up to an additional six months.

About Campus Crest Communities, Inc.

Campus Crest Communities, Inc. is a leading owner and manager of high-quality student housing properties located close to college campuses in targeted markets. It has ownership interests in 82 student housing properties with over 44,000 beds across North America. Additional information can be found on the Company's website at http://www.campuscrest.com.

Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts" or "potential" or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company's control, that may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect the Company's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, except as otherwise required by federal securities laws, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company's future results to differ materially from any forward-looking statements, see the risk factors discussed in the Company's most recent Annual Report on Form 10-K, as updated in the Company's Quarterly Reports on Form 10-Q.

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SOURCE Campus Crest Communities, Inc.